Exhibit 4.5
EXECUTION COPY
THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT
This THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is entered into as of December 28, 2007 among BANCO DE GALICIA Y BUENOS AIRES S.A., a sociedad anónima organized under the laws of the Republic of Argentina (the “Issuer”), the holders parties hereto (the “Holders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as agent for the Holders (in such capacity, together with any successor Agent appointed pursuant to Article VIII to the Note Purchase Agreement referred to below, the “Agent”).
RECITALS
WHEREAS, the Issuer, the Holders, the Agent and Barclays Bank PLC, as Documentation Agent, have entered into that certain Note Purchase Agreement, dated as of April 27, 2004 (as amended, modified and/or supplemented from time to time up to, but not including, the date hereof, the “Note Purchase Agreement”);
WHEREAS, the Issuer and the Holders desire to amend certain provisions of the Note Purchase Agreement, including various covenants set forth therein; and
WHEREAS, the Holders desire to replace Deutsche Bank Trust Company Americas in its capacity as Agent under the Note Purchase Agreement with Grupo Financiero Galicia S.A., as successor Agent;
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the respective meanings assigned to such terms in the Note Purchase Agreement.
SECTION 2. Amendments to Section 1.1 of the Note Purchase Agreement. Section 1.1 of the Note Purchase Agreement is hereby amended by (i) deleting the definitions of “Investment”, “Management” and “Market Compensation” appearing in said Section in their entirety.
SECTION 3. Amendments to Section 6.4 of the Note Purchase Agreement.
(a) Section 6.4(b) of the Note Purchase Agreement is hereby amended by deleting such Section in its entirety and inserting the following new Section 6.4(b) in lieu thereof: “(b) The Issuer shall not merge, consolidate or amalgamate with or into (including without limitation the transfer to the Issuer of Property and liabilities of other financial entities pursuant to article 35 bis of the Financial Entities Act), or convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its Properties to, any Person, unless both immediately before and after giving effect to such transaction, (i) no Event of Default and no Potential Event of Default shall have occurred and be continuing; (ii) any Person formed by any such merger, consolidation or amalgamation with the Issuer or the Person which acquires by conveyance, sale, assignment or transfer, or which leases, all or substantially all of the Properties of the Issuer substantially as an entirety (such Person may be referred to herein as the “Issuer Successor Corporation”) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on (including Additional Amounts, if any) all the Notes according to their terms, and the due and punctual performance of all of the covenants and obligations of the Issuer under the Financing Agreements; (iii) the Issuer’s Successor Corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Issuer with the same effect as if it had been named in the Notes as the Issuer; (iv) the Issuer has delivered to the Agent an officer’s certificate and an opinion of legal counsel, in form and substance satisfactory to the Agent, each stating that such merger, consolidation, amalgamation, conveyance, sale, assignment, transfer, lease or disposition and, if an amendment of or a waiver under the Financing Agreements is required in connection with such transaction, such amendment or waiver complies with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with; (v) such transaction is not a transaction which would or might reasonably be expected to have a Material Adverse Effect; (vi) to the extent that the value of the transaction is in excess of five percent (5%) of the total consolidated assets of the Issuer and its Subsidiaries taken as a whole, the Person into which the Issuer is merged, consolidated or amalgamated or to which such assets are conveyed, sold, assigned, transferred, leased or disposed (the “Merging Entity”) must be organized under the laws of, and have its headquarters in, a country that is a member of the Organization for Economic Co-operation and Development (OECD), Brazil, Chile or the Country, (vii) in an event of a merger, consolidation or amalgamation, the Issuer’s Successor Corporation shall be in compliance with the covenants in Section 6.3 (Affirmative Covenants) immediately after giving effect to such merger, consolidation or amalgamation in accordance with pro forma financial statements; provided that in the event any transaction provided for in this Section 6.4(b) would trigger a Change of Control, then the Merging Entity and the Issuer, as applicable, shall comply with the requirements of the proviso to Section 7.2(o) (Events of Default).”
(b) Section 6.4(d) of the Note Purchase Agreement is hereby amended by deleting such Section in its entirety and inserting the following new Section 6.4(d) in lieu thereof: “(d) Without the Agent’s prior written consent (upon the instruction of the Required Holders), the Issuer shall not, and shall cause its Subsidiaries not to, enter into Affiliate Transactions or Transfer any of its Property except in the ordinary course of business, on ordinary commercial terms and on an arm’s length basis. In any case, any Transfer of Property of the Issuer or its Significant Subsidiaries is subject to the mandatory prepayment provisions of Section 3.2(b).”
(c) Section 6.4(e) of the Note Purchase Agreement is hereby amended by deleting such Section in its entirety and inserting the text “(e) Intentionally Omitted.” in lieu thereof.
(d) Section 6.4(k) of the Note Purchase Agreement is hereby amended by deleting such Section in its entirety and inserting the text “(k) Intentionally Omitted.” in lieu thereof.

(e) Section 6.4(l) of the Note Purchase Agreement is hereby amended by deleting such Section in its entirety and inserting the text “(l) Intentionally Omitted.” in lieu thereof.
SECTION 4. Amendment to Section 9.2(b) of the Note Purchase Agreement. Section 9.2(b) of the Note Purchase Agreement is hereby amended by deleting the last sentence appearing in said Section in its entirety.
SECTION 5. Removal of Agent and Appointment of Successor Agent. Notwithstanding anything to the contrary set forth in the Note Purchase Agreement, the Holders party hereto hereby remove Deutsche Bank Trust Company Americas in its capacity as Agent pursuant to the Note Purchase Agreement and Deutsche Bank Trust Company Americas in its capacity as Agent under the Note Purchase Agreement hereby accepts such removal effective immediately. Deutsche Bank Trust Company Americas, as the removed Agent, hereby confirms that no liabilities are due and owing to it as removed Agent and as of the date hereof and at any time following the date hereof, no new obligation shall accrue to the benefit of Deutsche Bank Trust Company Americas. The Holders party hereto hereby designate Grupo Financiero Galicia S.A. as successor Agent pursuant to, and as provided under, the Note Purchase Agreement and Grupo Financiero Galicia S.A. hereby accepts such appointment. Grupo Financiero Galicia S.A. shall, as of the date hereof, be vested with all of the rights and protection afforded to the Agent thereunder.
SECTION 6. Miscellaneous.
(a) Jurisdiction; Consent to Service of Process. (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any Holder or the Agent may otherwise have to bring any action or proceeding relating to this Amendment in the courts of any jurisdiction. The Issuer irrevocably and unconditionally waives any right to claim a lack of jurisdiction should this Amendment be enforced in the Country.
(ii) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in subparagraph (i) of this section (a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(b) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF ANY HOLDER IN THE NEGOTIATION, ADMINISTRATION, OR PERFORMANCE THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND WAIVER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(c) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(d) Effectiveness. The amendments contemplated by Sections 1, 2, 3, 4 and 6 hereof shall be effective, and shall be deemed to have been in full force and effect, as of November 13, 2007. The remaining provisions hereof shall be effective as of the date hereof.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BANCO DE GALICIA Y BUENOS AIRES S.A., as Issuer
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Removed Agent

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title:

GRUPO FINANCIERO GALICIA S.A., as Successor Agent
By:
Name:
Title:

Holders: GRUPO FINANCIERO GALICIA S.A.
By:
Name:
Title: